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                                                                    Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of American Superconductor Corporation on Post-Effective Amendment No. 1 to Form S-3 of our report dated August 18, 1997, on our audits of the consolidated financial statements of American Superconductor Corporation as of March 31, 1997 and 1996, and for the years ended March 31, 1997, 1996 and 1995, which report is included on Form 8K.

                                            /s/ Coopers & Lybrand L.L.P.
                                            Coopers & Lybrand L.L.P.


Boston, Massachusetts
December 17, 1997






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